UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 11, 2010

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2010, Legg Mason, Inc. (the “Company”), as Borrower; Citibank, N.A., as Administrative Agent ("Citibank"); and the other banks party thereto (together with Citibank, the "Lenders"), entered into an amendment agreement (the “Amendment”) dated February 11, 2010 to the unsecured 5-Year Revolving Credit Agreement dated October 14, 2005, as amended (the "Credit Agreement"), among the Company and the Lenders.  In connection with the Amendment, on February 11, 2010, the Company and the Lenders amended and restated the Credit Agreement (the “Restatement”).  The Amendment and the Restatement, among other things, (a) extend the expiration of the commitments and the maturity date of the loans outstanding to February 11, 2013, (b) decrease the maximum leverage ratio permitted under the Credit Agreement from 3.0 to 2.5 and decrease the minimum amount of unrestricted cash that is not deducted from outstanding debt in calculating the ratio under the covenant from $500 million to $375 million and (c) revise the interest paid thereunder such that the interest amount will be reduced in most instances (other than when a minimal amount is drawn under the Credit Agreement).  The Company paid a fee to the Lenders for the Amendment and the Restatement.

The foregoing description of the Amendment and the Restatement does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Restatement, which are filed as exhibits hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Subject Matter
10.1

Amendment Agreement dated as of February 11, 2010 to the 5-Year Revolving Credit Agreement, dated as of October 14, 2005, as amended, between Legg Mason, Inc., as Borrower; Citibank, N.A., as Administrative Agent; and the other banks party thereto, filed herewith

10.2

5-Year Revolving Credit Agreement, dated as of October 14, 2005, as amended and restated by the Amendment Agreement dated as of February 11, 2010, among Legg Mason, Inc., as Borrower; Citibank, N.A., as Administrative Agent; and the other banks party thereto, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: February 11, 2010	By:	/s/ Thomas P. Lemke
Thomas P. Lemke
Senior Vice President and General Counsel

LEGG MASON, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter

10.1

Amendment Agreement dated as of February 11, 2010 to the 5-Year Revolving Credit Agreement, dated as of October 14, 2005, as amended, between Legg Mason, Inc., as Borrower; Citibank, N.A., as Administrative Agent; and the other banks party thereto, filed herewith

10.2

5-Year Revolving Credit Agreement, dated as of October 14, 2005, as amended and restated by the Amendment Agreement dated as of February 11, 2010, among Legg Mason, Inc., as Borrower; Citibank, N.A., as Administrative Agent; and the other banks party thereto, filed herewith

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